EXHIBIT 10.44


                             PAYING AGENT AGREEMENT


         PAYING AGENT AGREEMENT made as of the 7th day of July, 2000, between THE BANK OF NEW YORK, a New York banking corporation maintaining its principal corporate trust office at 101 Barclay Street, New York, New York 10286 (the "Paying Agent"), and QWEST CAPITAL FUNDING, INC., a Colorado corporation maintaining its principal place of business at 1801 California Street, Denver, Colorado 80202 (the "Issuer").

                               W I T N E S S E T H

         WHEREAS, the Issuer has authorized and proposes to issue $300,000,000 aggregate principal amount of Floating Rate Notes due July 8, 2002 (the "Notes"), guaranteed as to payment of principal and interest by Qwest Communications International Inc. (the "Guarantor");

         WHEREAS, the Notes will be issued pursuant to an Indenture dated as of June 29, 1998 as supplemented by the [First Supplemental Indenture], dated as of June 30, 2000 (as so supplemented the "Indenture"), each among the Issuer, the Guarantor (as successor to U S WEST, Inc.) and Bank One Trust Company, National Association, as trustee (the "Trustee");

         WHEREAS, the Issuer desires to appoint the Paying Agent as paying agent with respect to such Notes; and

         WHEREAS, the Paying Agent agrees to act as such paying agent in accordance with, and subject to the terms and provisions of, this Agreement, the Indenture, the Notes and the Offering Memorandum, dated July 3, 2000 (the "Offering Memorandum");

         NOW, THEREFORE, in consideration of the mutual promises hereinafter contained, the Paying Agent and the Issuer hereby covenant and agree as follows:




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                                    ARTICLE I
                                   APPOINTMENT

     1. The Issuer hereby appoints the Paying Agent as its paying agent with respect to the Notes to perform the duties hereinafter set forth.

     2. The Paying Agent hereby accepts such appointment in accordance with, and subject to, the terms and provisions of the Notes and agrees to perform the duties hereinafter set forth and set forth in the Indenture, the Notes and the Offering Memorandum. Unless otherwise mutually agreed between the Issuer and the Paying Agent, the Paying Agent shall be under no duty or obligation to pay any interest or earnings on or with respect to amounts held or deposited hereunder. In the event the Issuer and the Paying Agent shall otherwise agree, any interest or earnings on or with respect to any amount held or deposited hereunder shall be remitted to the Issuer in accordance with such Agreement. The Paying Agent shall be under no duty or obligation to collateralize or pledge any security therefor, or to segregate such amounts except as required by law.

                                   ARTICLE II
                                DEPOSIT OF FUNDS

     1. Not later than five business days prior to any date on which interest on the Notes is due and payable, the Issuer shall furnish, or cause to be furnished, to the Paying Agent in writing the following information with respect to said interest payment date: (a) the name, address, principal amount of Notes owned by, and bank account information for, each registered owner of Notes on the record date to which such interest payment relates; (b) the rate of interest to be paid on such interest payment date; (c) the aggregate amount of interest to be paid on such interest payment date with respect to the Notes; (d) any applicable forms with respect to tax withholding (including, but not limited to, Form W-8BEN); (e) amount to be withheld, if any, under applicable tax laws; and
(f) such other information as the Paying Agent may reasonably request from time to time. Information required by preceding clause (a) may be provided by reference to information previously furnished to the Paying Agent pursuant to this paragraph.

     2. Not later than five business days prior to any date on which principal is to be paid by the Paying Agent with respect to the Notes, the Issuer shall furnish, or cause to be furnished, to the Paying Agent a statement specifying such payment date and obtaining information with respect to such payment in the nature of the information described in the preceding paragraphs, including such further information as the Paying Agent may reasonably request from time to time.

     3. Prior to each interest or principal payment date described in any of the preceding paragraphs of this Article, the Issuer shall deposit, or cause to be deposited, with the Paying Agent immediately available funds in an amount equal to the aggregate amount to be paid by the Paying Agent on such payment date. In the event the amount deposited with respect to a payment date is less than the sum of the aggregate amounts specified in statements furnished to the Paying Agent pursuant to this Article with respect to such payment date, the Paying Agent shall immediately notify the Issuer, and shall effect no payments with respect to such payment date until such discrepancy has been resolved. Until paid as hereinafter provided, the Paying Agent shall hold such amounts in trust for the benefit of the holders of the Notes. The Paying Agent shall pay any interest or earnings on or with respect to amounts held or deposited hereunder to the Issuer.

                                  ARTICLE III
                                    PAYMENTS

     1. The Paying Agent shall effect payment of interest on the Notes as such becomes due and payable on the respective interest payment dates. Except as otherwise required pursuant to the terms of the Notes or the Offering Memorandum, such payment may be accomplished by the Paying Agent mailing a check payable to the registered owner of the Note on the record date, to the address of such registered owner, in accordance with the information provided to the Paying Agent by the Issuer or, at the option of a registered owner of $1,000,000 or more aggregate principal amount of Notes, by the Paying Agent wiring such amounts to an account specified by such registered owner in a designation in form and substance satisfactory to the Paying Agent (such designation to be received by the Paying Agent no later than the record date).

     2. The Paying Agent shall effect payment of the principal of the Notes upon the presentation and surrender of the Notes at the principal corporate trust office of the Paying Agent (a) at maturity, (b) upon redemption of the Notes or
(c) as otherwise provided by the Notes or the Offering Memorandum.

     3. Notwithstanding any provision elsewhere contained herein, payments by the Paying Agent shall be made only out of amounts deposited with the Paying Agent with respect to such payment.

     4. The Paying Agent will not charge, impose, collect or receive, from the holder or owner of any Note, any fee or consideration for any services performed in connection with any payment to such holder or owner of principal or interest, and any charge for postage, for wiring payment, or otherwise, shall be charged to and collected only from the Issuer.

                                   ARTICLE IV
                        ADDITIONAL DUTIES OF PAYING AGENT

     1. The Paying Agent shall: (i) keep and maintain such records in such form and manner as it shall determine in its sole discretion; and (ii) perform such related duties as may be necessary for the Paying Agent to perform. Such records shall upon prior written request be available for inspection by authorized officers, employees, and agents of the Issuer during the normal business hours of the Paying Agent. Upon the termination of this Agreement, the Paying Agent shall deliver to the Issuer copies of such records reflecting all transactions as of such date, in the form and manner kept by the Paying Agent.

     2. The Paying Agent shall file such federal and state returns concerning payments hereunder as shall be required of it by applicable law, but shall not be responsible for the collection or withholding of taxes due on such payments except, and only to the extent, required of it as Paying Agent by applicable law.

     3. The Paying Agent shall have no duties or responsibilities whatsoever except such duties and responsibilities as are specifically set forth in this Agreement, and no covenant or obligation shall be implied in this Agreement, against the Paying Agent. Without limiting the generality of the foregoing, the Paying Agent shall not be an office or agency of the Issuer where Notes may be presented for re-registration or transfer, nor act as registrar or transfer agent with respect to, or maintain record lists of holders of Notes.

     4. The Paying Agent shall incur no liability and shall be fully protected in acting upon any written instruction of the Issuer. The Issuer agrees to provide written instructions to the Paying Agent with respect to any and all actions to be taken by the Paying Agent where failure to take such actions would adversely affect the rights of or impose liability or penalties (including tax liability or penalties) upon, the Issuer or the registered owners, past or present, of the Notes, or would adversely affect the market price of the Notes, and in the absence of such instructions, the Paying Agent shall have no duty to take any such action.

     5. The Paying Agent shall use its best efforts to perform its obligations hereunder, including the timely taking of action as required hereunder, provided, however, that the Paying Agent shall not be liable for its failure to meet such deadlines, including, without limitation, deadlines for the payment of money to owners of Notes, except such failure as shall result from its negligence, willful misconduct or bad faith.

     6. With respect to any notices required to be sent by the Paying Agent, the Paying Agent shall not be liable for its failure to include required information in such notices unless such information has been timely provided to it.

     7. The Paying Agent shall comply with Section 2.06 of the Indenture

                                   ARTICLE V
                           CONCERNING THE PAYING AGENT

     1. The Paying Agent shall not be liable for any loss or damage, including reasonable counsel fees and expenses, resulting from its actions or omissions to act hereunder, except for any loss or damage arising out of its own bad faith, negligence or willful misconduct. Without limiting the generality of the foregoing, the Paying Agent shall not be liable for any action taken or omitted in reliance on any notice, direction, consent, certificate, affidavit, statement, designation or other paper or document reasonably believed by it to be genuine and to have been duly and properly signed or presented to it by the Issuer.

     2. The Issuer shall indemnify and exonerate, save and hold harmless the Paying Agent from and against any and all claims, demands, expenses (including reasonable counsel fees and expenses) and liabilities of any and every nature which the Paying Agent may sustain or incur or which may be asserted against the Paying Agent as a result of any action taken or omitted by the Paying Agent hereunder without bad faith, negligence or willful misconduct. At any time, the Paying Agent may apply to the Issuer for written instructions with respect to any matter arising under this Agreement and shall be fully protected in acting in accordance with such instructions. In addition, the Paying Agent may, as reasonably necessary, consult counsel to the Issuer or its counsel, at the expense of the Issuer, and shall be fully protected with respect to any action taken or omitted in good faith in accordance with such advice or opinion of counsel to the Issuer or its own counsel.

     3. The Paying Agent may employ agents or attorneys-in-fact, and shall not be liable for any loss or damage arising out of, or in connection with, the actions or omissions to act of such agents or attorneys-in-fact provided the Paying Agent acted without bad faith, negligence, or willful misconduct in connection with the selection of such agents or attorneys-in-fact.

     4. The Paying Agent makes no representations with respect to the validity or sufficiency of the Notes, or the use or application of the proceeds of the sale or distribution thereof, and shall incur no liability with respect to the foregoing.

     5. Notwithstanding any other provision elsewhere contained in this Agreement, the Paying Agent is acting solely as agent of the Issuer and does not assume any obligation or relationship of agency or trust for or with any owners or holders of Notes other than the limited obligations with respect to amounts deposited for the payment of principal of and interest on the Notes.

     6. The Issuer shall pay to the Paying Agent for its performance  hereunder:
(a) such compensation as may mutually be agreed upon in writing; and (b) its out-of-pocket expenses (including reasonable counsel fees and expenses) incurred in connection with this Agreement, including, without limitation, those referred to in paragraph 4 of Article III thereof.

                                   ARTICLE VI
                                     GENERAL

     1. Either of the parties hereto may terminate this Agreement by giving to the other a notice in writing specifying a termination date which, unless otherwise waived by the other party, is (a) at least thirty days after the giving of such notice, and (b) in the case such notice is given by the Paying Agent, at least fifteen days prior to the next succeeding interest payment date or principal payment date; provided, however, that each party hereto may terminate this Agreement upon the breach or failure of the other party to perform any obligations hereunder and such breach or failure to perform shall continue for ten days after written notice thereof or upon the entry of a decree or order of involuntary bankruptcy, commencement of a voluntary case under applicable bankruptcy laws, appointment of a trustee in bankruptcy or an assignment for the benefit of creditors by either party thereto. Upon the date specified in such notice the Paying Agent shall, upon making the delivery required by paragraph 1 of Article IV hereof, be relieved of all duties and responsibilities pursuant to this Agreement; provided that the provisions of paragraphs 1, 2 and 6 of Article V hereof shall survive the termination of this Agreement.

     2. Any notice, instruction, request for instructions or other instrument in writing authorized or required by this Agreement to given to either party shall be deemed given if addressed and mailed certified mail to it at its offices at the address first above written, or at such other place as such party may from time to time designate in writing.

     3. This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties.

     4. This Agreement shall extend to and be binding upon the parties hereto and their respective successors and assigns.

     5. Nothing in this Agreement, express or implied, shall give to any person, other than the parties hereto, the Trustee (which is expressly made a third-party beneficiary hereto for purposes of Article IV Section 7 of this Agreement), and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement.

     6. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of laws principles thereof.

     7. This Agreement may be signed in any number of counterparts with the same effect as if the signatures to each counterparts were upon a single instrument, and all such counterparts together shall be deemed an original of this Agreement.



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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective corporate officers, thereunto duly authorized, as of the day and year first above written.

                                     QWEST CAPITAL FUNDING, INC.



                                     By:    /s/ SEAN P. FOLEY
                                     Name:  Sean P. Foley
                                     Title: Senior Vice President and Treasurer



                                     THE BANK OF NEW YORK, as Paying Agent


                                     By:     /s/ VANN K. BROWN
                                     Name:   Vann K. Brown
                                     Title:  Assistant Vice President